Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Neo-Concept International Group Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

…………………………………………………

(Translation of Registrant’s Name into English)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)		Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0003125 per share(1)	457(c)	10,000,000	$2.09		$20,900,000	0.00015310		$3,199.79

Fees Previously Paid

Carry Forward Securities
	Total Offering Amounts						$20,900,000			$3,199.79
	Total Fees Previously Paid					$			$
	Total Fee Offsets								$
	Net Fee Due									$3,199.79

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low scale price of the Class A Ordinary Shares as reported on the Nasdaq Capital Market on July 22, 2025, a date within five business days prior to the filing of the Registration Statement.